UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

WEIS MARKETS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of principal executive offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, no par value	WMK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Incentive Award Plan

The Compensation Committee of the Board adopted the Chief Executive Officer Incentive Award Plan (the "Plan"), effective January 1, 2020 amended and restated effective January 1, 2021, which is designed to provide a strong financial incentive for chief executive officer ("CEO") performance by making a significant percentage of the CEO's total cash compensation dependent upon yearly corporate performance, and to encourage CEO retention. The Plan as originally adopted was filed with the SEC pursuant to a Current Report on Form 8-K dated November 18, 2019.

The Plan was amended and restated on March 5, 2021 to change the end date of the Plan from December 31, 2023 to December 31, 2022, and corresponding changes to dates were made in the Plan. A copy of the amended and restated Plan is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.2 - Weis Markets, Inc. Chief Executive Officer Incentive Award Plan, effective January 1, 2020 and amended and restated effective January 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Name: Scott F. Frost
Title: Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

Dated: March 9, 2021